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                                                                     EXHIBIT 5.1

                              VERTEL CORPORATION
                      2001 NONQUALIFIED STOCK OPTION PLAN

1.   Purposes of the Plan

     The purposes of this 2001 Nonqualified Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

2.   Definitions

     As used herein, the following definitions shall apply:

     (a) "Administrator" shall mean the Board or any Committee appointed pursuant to Section 4 of the Plan.

     (b) "Affiliate" shall mean an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

     (c) "Applicable Laws" shall have the meaning set forth in Section 4(a) below.

     (d)  "Board" shall mean the Board of Directors of the Company.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

     (g)  "Common Stock" shall mean the Common Stock of the Company.

     (h)  "Company" shall mean Vertel Corporation, a California corporation.

     (i) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services; provided that a Director shall not be a Consultant for purposes of this Plan.

     (j) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from Employee to Consultant or from Consultant to Employee will not constitute a termination of employment.
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     (k)  "Director" shall mean a member of the Board.

     (l) "Employee" shall mean any person (excluding any Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company.

     (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") Stock Market, its Fair Market Value shall be the 4 p.m. Eastern Time closing sales price for such stock as quoted on such exchange or market for the last trading day before the date of determination (if no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ Stock Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the bid and asked prices for the Common Stock for the last trading day before the date of determination; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (o) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (p) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

     (q) "Officer" shall mean a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (r) "Option" shall mean a Nonqualified Stock Option granted pursuant to the Plan.

     (s)  "Optioned Stock" shall mean the Common Stock subject to an Option.

     (t) "Optionee" shall mean an Employee or Consultant who receives an Option.

     (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

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     (v)  "Plan" shall mean this 2001 Nonqualified Stock Option Plan.

     (w) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (x) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan

     Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 4,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire, terminate unexercised or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

4.   Administration of the Plan

     (a)  Composition of Administrator

     The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy applicable securities laws and the Code (collectively, the "Applicable Laws"). If a Committee has been appointed pursuant to this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

     (b)  Powers of the Administrator

     Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

          (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

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          (iii) to determine whether and to what extent Options are granted hereunder;

          (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

          (v)   to approve forms of agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

     (c)  Effect of Administrator's Decision

     All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5.   Eligibility

     (a)  Recipients of Grants

     Options may be granted to Employees and Consultants. Options may not be granted under the Plan to Officers and Directors of the Company. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

     (b)  No Employment Rights

     The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.   Term of Plan

     The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 15 of the Plan.

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7.   Term of Option

     The term of each Option shall be the term stated in the Option agreement.

8.   Option Exercise Price and Consideration

     (a)  Exercise Price

          The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator.

     (b)  Permissible Consideration

     The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods of payment or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.   Exercise of Option

     (a)  Procedure for Exercise; Rights as a Shareholder

     Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of

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the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b)  Termination of Status as an Employee or Consultant

     In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within three months (or such other period of time, not exceeding six months, as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c)  Disability of Optionee

     Notwithstanding Section 9(b), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six months (or such other period of time not exceeding 12 months as is determined by the Administrator) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d)  Death of Optionee

     In the event of the death of an Optionee during the term of the Option:

          (i) While the Optionee is an Employee or Consultant of the Company and shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six months (or such other period of time, not exceeding 12 months, as is determined by the Administrator) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as

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an Employee or Consultant 12 months (or such other period of time as is determined by the Administrator as provided above) after the date of death; or

          (ii) within three months (or such other period of time not exceeding three months as is determined by the Administrator) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     (e)  Extension of Exercise Period

     The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Status as an Employee or Consultant from the periods set forth in Sections 9(b), 9(c) and 9(d) above or in the Option agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option agreement.

10.  Withholding Taxes

     As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

11.  Stock Withholding to Satisfy Withholding Tax Obligations

     At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld (up to the employer's minimum required tax withholding rate). For this purpose, the fair market value of the Shares to be

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withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

     (a) the election must be made on or prior to the applicable Tax Date; (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and (c) all elections shall be subject to the consent of the Administrator.

     In the event the election to have Shares withheld is made by an Optionee and, if applicable under Section 83(b) of the Code, the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12.  Non-Transferability of Options

     Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Options pursuant to agreements specifying (i) the manner in which such Options are transferable; (ii) that any such transfer shall be limited to the following recipients: a charitable trust established by the Optionee, a living trust established by the Optionee or a member of Optionee's immediate family and (iii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 12.

13.  Adjustments Upon Changes in Capitalization; Corporate Transactions

     (a)  Adjustment

     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of

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consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b)  Corporate Transactions

     In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of 15 days from the date of such notice, and the Option will terminate upon the expiration of such period.

14.  Time of Granting Options

     The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

15.  Amendment and Termination of the Plan

     (a)  Amendment and Termination

     The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

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     (b)  Effect of Amendment or Termination

     Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

16.  Conditions Upon Issuance of Shares

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.  Optionees in Other Countries

     The Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of other countries in which the Company or any Parent, Subsidiary or Affiliate may operate to assure the viability of benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

18.  Reservation of Shares

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  Agreements

     Options shall be evidenced by written agreements in such form as the Board shall approve.

     As adopted by the Board of Directors on _________________, 2001.

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